Exhibit 10.22

LUCAS ENERGY, INC.
Incentive Stock Option Award Agreement

LUCAS ENERGY, INC. (the “Company”), for value received, hereby agrees to issue common stock purchase options (the "Option" or “Agreement”) entitling __________________ (“Holder” or the “Option Holder”) to purchase an aggregate of  _______ shares of the Company’s common stock (“Common Stock”).  This Incentive Stock Option, which is granted in compliance with Section 422 of the Internal Revenue Code, reflects and evidences the grant by the Company’s Board of Directors to the Holder of the Option on _________, 2011, to be effective as of _____________ (the "Grant Date") in consideration for services rendered and to be rendered to the Company as  ____________ of the Company, pursuant to and in connection with the Company’s 2010 Long Term Incentive Plan (the “Plan”).  The number of shares of Common Stock purchasable upon exercise of the Option is subject to adjustment as provided in Section 5 below.  The Option will be exercisable by the Option Holder (as defined below) as to all or any lesser number of shares of Common Stock covered thereby, at an initial purchase price of US $____ per share (the “Purchase Price”), subject to adjustment as provided in Section 5 below, which shall vest to the Holder as provided in Section 3(a) below, for the exercise period defined in Section 3(b) below.

1.	Representations and Warranties.

The Company represents and warrants to the Option Holder as follows:

(a)
Corporate and Other Action.  The Company has all requisite power and authority (corporate and other), and has taken all necessary corporate action, to authorize, execute, deliver and perform this Stock Option Agreement (the “Option Agreement”), to execute, issue, sell and deliver the Option, to authorize and reserve for issue and, upon payment from time to time of the Purchase Price, to issue, sell and deliver, the shares of the Common Stock issuable upon exercise of the Option (“Shares”), and to perform all of its obligations under this Option Agreement and the Option.  The Shares, when issued in accordance with this Option Agreement, will be duly authorized and validly issued and outstanding, fully paid and non-assessable and free of all liens, claims, encumbrances and preemptive rights. This Option Agreement has been or will be duly executed and delivered by the Company and is or will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.  No authorization, approval, consent or other order of any governmental entity, regulatory authority or other third party is required for such authorization, execution, delivery, performance, issue or sale.

(b)
No Violation.  The execution and delivery of this Option Agreement, the consummation of the transactions herein contemplated and the compliance with the terms and provisions of this Option Agreement will not conflict with, or result in a breach of, or constitute a default or an event permitting acceleration under, any statute, the Articles of Incorporation or Bylaws of the Company or any indenture, mortgage, deed of trust, note, bank loan, credit agreement, franchise, license, lease, permit, or any other agreement, understanding, instrument, judgment, decree, order, statute, rule or regulation to which the Company is a party or by which it is bound.

2.	Transferability of Option.

The Option Holder agrees that the Option is not transferable by Option Holder, except by testamentary disposition by the Option Holder or the laws of intestate succession.  No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Option Holder's debts, judgments, alimony, or separate maintenance.  During the lifetime of the Option Holder, the Option is exercisable only by the Holder.

3.	Vesting of Option, Exercise of Option, Partial Exercise, Notice.

(a)
Vesting Period. Subject to the Option Holder's continued service with the Company and the terms and conditions of this Agreement and the Plan, the Option will vest and become exercisable with respect to ____% of the Option Shares on each of the ________, ________, ________ and ________ anniversaries of the Grant Date, so that the Option will be 100% vested and exercisable after the ________ anniversary of the Date of Grant, as set forth in the following schedule:

Timeframe from Grant Date (Vesting Date)	Vesting	Cumulative Vesting
__________, 20__ (1 year)%		%
__________, 20__ (2 years)%		%
__________, 20__ (3 years)%		%
__________, 20__ (4 years)%		%

Notwithstanding the preceding, the entire Option shall vest to Holder immediately upon the occurrence of a "Change in Control" as defined under the Plan, which includes the consummation or occurrence of one or more of the following:

i.
the acquisition by any individual, entity or group of more than fifty percent (50%) of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (B) any acquisition by Holder, by any group of persons consisting of relatives within the second degree of consanguinity or affinity of Holder or by any affiliate of Holder or (C) any acquisition by an entity pursuant to a reorganization, merger or consolidation, unless such reorganization, merger or consolidation constitutes a Change of Control under clause (ii) of this Section 3;

ii.
the consummation of a reorganization, merger or consolidation, unless following such reorganization, merger or consolidation fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the entity resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation;

iii.
the (i) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (ii) sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, unless the successor entity existing immediately after such sale or disposition is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or disposition;

iv.	a change in the majority of board members of the Company in a six-month period; or

v.	the Board adopts a resolution to the effect that, for purposes hereof, a Change of Control has occurred.

Provided that if the Holder ceases performing services for the Company, the Holder shall cease to continue to vest Options as provided above (subject to the terms and conditions of Section 3(b)), upon the later of (a) the termination of Holder’s employment with the Company, or (b) in the case the Holder is a Director of the Company on the Grant Date, the date such Director ceases to serve as a Director of the Company (each a “Termination Date”), as determined by the Board of Directors of the Company in its sole discretion.

Additionally, in connection with any Change of Control, the Company, the Board of Directors or any committee may take any and all other actions as each party  is authorized to take pursuant to the Plan.

(b)	Exercise Period. This Option shall expire and all rights hereunder shall be extinguished upon the earlier of:

(i)	Five (5) years from the date such Options were granted by the Board of Directors; or

(ii)	Three (3) Months from the Termination Date, unless such termination shall have terminated:

(1)
as a result of the disability of Holder, in which event such exercise period shall expire on the date twelve (12) months following such termination of service by the Company, not to exceed the time period specified in Section 3(b)(i) above; or

(2)
as a result of the death of Holder (other than as a result of disability), in which event such exercise period shall expire on the date twelve (12) months after the date of Holder’s death, not to exceed the time period specified in Section 3(b)(i) above.

(c)
Exercise in Full.  Subject to Section 3(a) and 3(b), the Option may be exercised in full by the Option Holder by surrender of the Form of Subscription attached hereto as Schedule A at the end thereof duly executed by such Option Holder, to the Company, accompanied by payment as determined by 3(e) below, in the amount obtained by multiplying the number of Shares by the Purchase Price per share after giving effect to any adjustments as provided in Section 5 below.

(d)
Partial Exercise.  Subject to Section 3(a) and 3(b), the Option may be exercised in part by the Option Holder by surrender of the Form of Subscription attached hereto as Schedule A duly executed by such Option Holder, to the Company, accompanied by payment as determined by 3(e) below, in amount obtained by multiplying the number of Shares designated by the Option Holder in the Form of Subscription, by the Purchase Price per share after giving effect to any adjustments as provided in Section 5 below.  Upon any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the Option Holder an updated schedule showing the number of Shares exercisable by the Option after the exercise and giving effect to any adjustment herein as provided in Section 5.

(e)	Payment of Purchase Price. The Purchase Price may be made by any of the following or a combination thereof, at the election of the Option Holder:

(i) In cash, by wire transfer, by certified or cashier’s check, or by money order; or

(ii)   Only during a Termination for Disability or Death Period, by delivery to the Company of an exercise notice that requests the Company to issue to the Option Holder the full number of shares as to which the Option is then exercisable, less the number of shares that have an aggregate Fair Market Value, as determined by the Board in its sole discretion at the time of exercise, equal to the aggregate purchase price of the shares to which such exercise relates.  This method of exercise allows the Option Holder to use a portion of the shares issuable at the time of exercise as payment for the shares to which the Option relates and is often referred to as a "cashless exercise." For example, if an option holder elects to exercise 1,000 shares at an exercise price of $0.25 and the current Fair Market Value of the shares on the date of exercise is $1.00, the option holder can use 250 of the 1,000 shares at $1.00 per share to pay for the exercise of the entire option (250 x $1.00 = $250.00) and receive only the remaining 750 shares.

For purposes of this section, "Fair Market Value” shall be defined as the average closing price of the Common Stock (if actual sales price information on any trading day is not available, the closing bid price shall be used) for the five trading days prior to the date of exercise of this Option (the “Average Closing Bid Price”), as reported by the  NYSE Amex (“Amex”), or if the Common Stock is not traded on Amex, the Average Closing Bid Price on the exchange which it then trades, or in the event it does not trade on an exchange, the Average Closing Bid Price in the over-the-counter market; provided, however, that if the Common Stock is not quoted or listed by any organization, the fair value of the Common Stock, as determined by the Board of Directors of the Company, whose determination shall be conclusive, shall be used.  In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

4.	Delivery of Stock Certificates on Exercise.

Any exercise of the Option pursuant to Section 3 shall be deemed to have been effected immediately prior to the close of business on the date on which the Form of Subscription and the payment for the aggregate Purchase Price shall have been received by the Company.  At such time, the person or persons in whose name or names any certificate or certificates representing the Shares or Other Securities as defined below shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Shares or Other Securities so purchased.  As soon as practicable after the exercise of any Option in full or in part, and in any event within Ten (10) Business Days thereafter, subject to any listing requirements with Amex or any exchange on which the Company’s stock then trades), the Company at its expense will cause to be issued in the name of, and delivered to the purchasing Option Holder, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock or Other Securities to which such Option Holder shall be entitled upon such exercise, plus in lieu of any fractional share to which such Option Holder would otherwise be entitled, cash in an amount determined pursuant to Section 6(d).  The term “Other Securities” refers to any stock (other than Common Stock), other securities or assets (including cash) of the Company or any other person (corporate or otherwise) which the Option Holder at any time shall be entitled to receive, or shall have received, upon the exercise of the Option, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 below or otherwise.  “Business Day” means a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks are authorized or required to be closed for business.

5.	Adjustment of Purchase Price and Number of Shares Purchasable.

The Purchase Price and the number of Shares are subject to adjustment from time to time as set forth in this Section 5.

(a)
In case the Company shall at any time after the date of this Option Agreement (i) declare a dividend on the Common Stock in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock by reclassification of the Common Stock, including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation, then in each case the Purchase Price, and the number and kind of Shares receivable upon exercise, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification shall be proportionately adjusted so that the holder of any Option exercised after such time shall be entitled to receive the aggregate number and kind of Shares which, if such Option had been exercised immediately prior to such record date, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(b)
No adjustment in the Purchase Price shall be required if such adjustment is less than US $0.01; provided, however, that any adjustments which by reason of this subsection (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

(c)
Upon each adjustment of the Purchase Price as a result of the calculations made in subsection (a) of this Section 5, the Option outstanding prior to the making of the adjustment in the Purchase Price shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Shares obtained by (i) multiplying the number of Shares purchasable upon exercise of the Option immediately prior to adjustment of the number of Shares by the Purchase Price in effect prior to adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

6.	Further Covenants of the Company.

(a)
Dilution or Impairments.  The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger or dissolution, avoid or seek to avoid the observance or performance of any of the terms of the Option or of this Option Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Option Holder against dilution or other impairment.  Without limiting the generality of the foregoing, the Company:

(i)
shall at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Option, all shares of Common Stock from time to time issuable upon the exercise of the Option and shall take all necessary actions to ensure that the par value per share, if any, of the Common Stock is at all times equal to or less than the then effective Purchase Price per share; and

(ii)
will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of the Option from time to time outstanding.

(b)
Title to Stock.  All Shares delivered upon the exercise of the Option shall be validly issued, fully paid and non-assessable; each Option Holder shall, upon such delivery, receive good and marketable title to the Shares, free and clear of all voting and other trust arrangements, liens, encumbrances, equities and claims whatsoever; and the Company shall have paid all taxes, if any, in respect of the issuance thereof.

(c)
Replacement of Option.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Option and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Option, the Company, at the expense of the Option Holder, will execute and deliver, in lieu thereof, a new Option of like tenor.

(d)	Fractional Shares. No fractional Shares are to be issued upon the exercise of any Option, but the Company shall round any fraction of a share to the nearest whole Share.

7.	Miscellaneous.

All notices, certificates and other communications from or at the request of the Company to any Option Holder shall be mailed by first class, registered or certified mail, postage prepaid, to such address as may have been furnished to the Company in writing by such Option Holder, or, until an address is so furnished, to the address of the last holder of such Option who has so furnished an address to the Company, except as otherwise provided herein.  This Option Agreement and any of the terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.  This Option Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas.  The headings in this Option Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.  This Option Agreement, together with the forms of instruments annexed hereto as schedules, constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.  For purposes of this Option Agreement, a faxed signature shall constitute an original signature.  A photocopy or faxed copy of this Agreement shall be effective as an original for all purposes.

The Option Holder shall notify the Company if such Option Holder sells or otherwise transfers any shares of Common Stock of the Company acquired upon exercise of the Option within two (2) years of the Grant Date of such Option or within one (1) year of the date such shares were acquired upon exercise of this Option.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on __________, 2011, memorializing a grant effective as of the Grant Date.

LUCAS ENERGY, INC.

By:____________________________

Its: ___________________

Printed Name: ____________________

OPTION HOLDER

By:_________________________

____________________________

SCHEDULE A

FORM OF SUBSCRIPTION
(To be signed only upon exercise of Option)

To LUCAS ENERGY, INC.:

The undersigned, the holder of the enclosed Option, hereby irrevocably elects to exercise the purchase right represented by such Option for, and to purchase thereunder,* shares of Common Stock of LUCAS ENERGY, INC. and herewith makes payment of US $_______________(or elects to pay for the exercise in shares of common stock, as provided for in the Option, pursuant to Section 3(e)(ii) of the Stock Option Agreement as evidenced by the calculation below by checking this box ☐), and requests that the certificate or certificates for such shares be issued in the name of and delivered to the undersigned.

Dated:______________
____________________________________________
(Signature must conform in all respects to name of holder
as specified on the face of the enclosed Option)

____________________________________________
(Printed Name)

____________________________________________
(Address)

(*)           Insert here the number of shares called for on the face of the Option or, in the case of a partial exercise, the portion thereof as to which the Option is being exercised, in either case without making any adjustment for additional Common Stock or any other stock or other securities or property which, pursuant to the adjustment provisions of the Option Agreement pursuant to which the Option was granted, may be delivered upon exercise.

Calculation pursuant to Section 3(e)(ii) of the Stock Option Agreement

________________ = Total Shares Exercised

________________ = Purchase Price (as defined and adjusted in the Stock Option Agreement)

________________ =   Fair Market Value - the average closing price of the Common Stock (if actual sales price information on any trading day is not available, the closing bid price shall be used) for the five trading days prior to the date of exercise of this Warrant (the “Average Closing Bid Price”), as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if the Common Stock is not traded on NASDAQ, the Average Closing Bid Price in the over-the-counter market; provided, however, that if the Common Stock is listed on a stock exchange, the Fair Market Value shall be the Average Closing Bid Price on such exchange; and, provided further, that if the Common Stock is not quoted or listed by any organization, the fair value of the Common Stock, as determined by the Board of Directors of the Company, whose determination shall be conclusive, shall be used).  In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

                                                                                                     Total Shares Exercised x Purchase Price
_____________ =   Shares to be Issued   =     Total Shares Exercised            --------------------------------------------------
           Fair Market Value